EXHIBIT 21

THE GILLETTE COMPANY - Subsidiaries

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Name                                                                Organized Under Laws Of
-----------------------------------------------------------------   ------------------------
Gillette Argentina S.A.                                                            Argentina
Gillette Australia Pty. Ltd.                                                       Australia
Gillette Berlin Holding GmbH and Gillette Verwaltungs GmbH                           Germany
 Partners in:
   Gillette Deutschland GmbH & Co.                                                   Germany
Gillette Holding GmbH                                                                Germany
 Its subsidiary:
   Gillette Beteiligungs GmbH                                                        Germany
   Its subsidiaries:
    Consul GmbH                                                                      Germany
      Partners in:
       Braun de Mexico y Cia. de C.V.                                                 Mexico
    Braun Beteiligungsverwaltungs GmbH                                               Germany
Braun Espanola, S.A.                                                                   Spain
Gillette Canada Holdings, Inc., and Services CV Management Ltd.         Delaware and Bermuda
 Partners in:
Series International C.V.                                                        Netherlands
 Its subsidiary:
   Gillette Group (Europe) Holdings B.V.                                         Netherlands
    Its subsidiaries:
      Gillette Group Switzerland AG                                              Switzerland
      Gillette Group International Sarl                                          Switzerland
       Its subsidiary:
         Gillette Trading Sarl                                                   Switzerland
      Silk-Epil S.A.S.                                                                France
      Gillette Canada Overseas Holding Company                                   Nova Scotia
       Its subsidiary:
         Oral-B Laboratories International LLC                                      Delaware
          Its subsidiary:
            Oral-B Laboratories Islands Ltd.                                  Cayman Islands
      Braun Oral-B Ireland Limited                                                   Ireland
       Its subsidiary:
         Gilfin B.V.                                                             Netherlands
          Its subsidiary:
            Parkfin Ltd.                                                      United Kingdom
Gillette Latin America Holding B.V.                                              Netherlands
 Its subsidiary:
   Gillette do Brasil Ltda.                                                           Brazil
Gillette Canada Holdings, Inc.                                                      Delaware
 Its subsidiary:
   Gillette Canada Company                                                       Nova Scotia
    Its subsidiary:
      Gillette Nova Scotia Company                                               Nova Scotia
       Partners in:
         Oral-B Laboratories                                                        Delaware
Productos Gillette Chile Limitada                                                      Chile
Gillette de Colombia S.A.                                                           Colombia
Gillette Eastern Europe, Inc. and Gillette Czech, Inc.                              Delaware
 Partners in:
   Gillette Czech s.r.o.                                                      Czech Republic
Gillette Group Danmark A/S                                                           Denmark
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Name                                                       Organized Under Laws Of
--------------------------------------------------------   ------------------------
Gillette Hong Kong Limited                                                Hong Kong
Gillette Foreign Sales Corporation Limited                                  Jamaica
Gillette International B.V.                                             Netherlands
 Its subsidiaries:
   Grupo Gillette Espana S.L.                                                 Spain
   Gillette (China) Limited                                                   China
    Its subsidiary:
      Braun (Shanghai) Co. Ltd.                                               China
Gillette Korea Limited                                                        Korea
Groupe Gillette France S.A.                                                  France
Compania Giva, S.A.                                                        Delaware
Gillette Safety Razor Company                                         Massachusetts
 Its subsidiary:
   Gillette Group Italy S.p.A.                                                Italy
Gillette Japan Inc.                                                        Delaware
Gillette Management Inc.                                                   Delaware
Gillette de Mexico, Inc.                                                   Delaware
 Its subsidiary:
   Gillette Fountain LLC                                                   Delaware
    Its subsidiary:
      Grupo Gillette, S.A. de C.V.                                           Mexico
Gillette del Peru, Inc. and Lima Manufacturing Company                     Delaware
 Partners in:
   Gillette del Peru, S.C.                                                     Peru
Gillette (Philippines), Inc.                                            Philippines
Gillette Sanayi ve Ticaret A.S.                                              Turkey
Gillette Group South Africa (Pty.) Limited                             South Africa
Gillette South Asia Inc. and Saratoga Investment, Inc.                     Delaware
 Their subsidiary:
   Gillette Group India Private Limited                                       India
Gillette Industries Limited                                          United Kingdom
 Its subsidiaries:
   Gillette Group UK Limited                                         United Kingdom
   Gillette U.K. Limited                                             United Kingdom
   Duracell Batteries Limited                                        United Kingdom
   NV Duracell Batteries S.A.                                               Belgium
Gillette Petersburg Investment Inc.                                        Delaware
 Its subsidiaries:
   Gillette Group LLC                                                        Russia
   Petersburg Products International zao                                     Russia
Gillette Poland S.A.                                                         Poland
Gillette Home Diagnostics, Inc.                                            Delaware
 Its subsidiary:
   Thermoscan Inc.                                                         Delaware
Gillette Oral Care, Inc.                                                   Delaware
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      All of the voting securities of each subsidiary listed above are owned by its parent companies, partners or members. The percentage ownership in Gillette
India Limited, Shenmei Daily Use Products Limited Company, Gillette (Shanghai)
Limited, Gillette Pakistan Limited, Duracell (China) Limited and Gillette
(Shanghai) Sales Company Limited is 75%, 75%, 72%, 76.8%, 90% and 90%,
respectively.
      There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.

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